UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011
___________

CENTRAL VIRGINIA BANKSHARES, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	000-24002 (Commission File Number)	54-1467806 (IRS Employer Identification No.)
2036 New Dorset Road, P. O. Box 39 Powhatan, Virginia (Address of Principal Executive Offices)	23139 (Zip Code)

Registrant’s telephone number, including area code:  (804) 403-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2011, the Compensation Committee of the Board of Directors of Central Virginia Bankshares, Inc. (the “Company”), approved Robert B. Eastep, its Senior Vice President and Chief Financial Officer, as a participant in the Company’s Supplemental Executive Retirement Plan (the “SERP”), effective April 1, 2011.

The SERP is a non-qualified plan, with participation limited to a select group of executives and key employees. There are no contributions by the participants. The participants vest in their accrued benefit over an eight year period unless there is a change in control, at which time all participants, if not already 100% vested, become 100% vested in the amount then accrued by us. The agreement provides for an annual benefit upon retirement at age 65, equal to 25% of the participant’s final compensation, to be paid over a fifteen year period. Early retirement is permitted at age 60 with a reduction in the benefit amount paid based on the number of months preceding age 65 the participant retires.

A copy of the SERP is attached as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VIRGINIA BANKSHARES, INC.
(Registrant)

Date: September 6, 2011	By:	/s/ Robert B. Eastep
Robert B. Eastep
Senior Vice President and
Chief Financial Officer